                                                                   Exhibit 10.15

                      AMENDMENT TO INTERCOMPANY AGREEMENT


     THIS AMENDMENT, dated as of January 1, 2000, is made among MeriStar Hospitality Corporation ("MSH"), a Maryland corporation, MeriStar Hospitality Operating Partnership, L.P. ("MSH OP"), a Delaware limited partnership, MeriStar Hotel Lessee, Inc. ("Leasing" and, together with MSH and MSH OP, the "MSH Parties"), a Delaware corporation, MeriStar Hotels & Resorts, Inc. ("OPCO"), a Delaware corporation, and MeriStar H&R Operating Company, L.P. ("OPCO OP" and, together with OPCO, the "OPCO Parties"), a Delaware limited partnership.


                                   RECITALS

WHEREAS:

     A. MSH, MSH OP and the OPCO Parties entered into that certain Intercompany Agreement (the "Agreement"), dated as of August 3, 1998.

     B. Simultaneously with the execution of the Agreement, MSH OP and its affiliates, as lessor, and OPCO OP and its affiliates, as lessee, entered into certain Lease Agreements (the "Leases") with respect to properties owned by MSH OP or its affiliates.

     C. Certain amendments, known as the REIT Modernization Act (the "RMA"), have been enacted with respect to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, which, among other things, permit a Real Estate Investment Trust to create a "Taxable REIT Subsidiary" (a "TRS") and to lease its properties to a TRS.

     D. The Board of Directors of each of MSH and OPCO have determined that it is in the best interests of their respective corporations to modify the current relationship among the MSH Parties and the OPCO parties in certain respects in light of the enactment of the RMA.

     E. Simultaneously with, or prior to, the effective date of this Agreement, (i) MSH will have caused Leasing to be formed as a TRS, (ii) the interests of the OPCO parties and their affiliates in certain of the Leases will have been assigned to Leasing, and (iii) Leasing shall have entered into management agreements (the "Management Agreements") with the OPCO parties or their affiliates with respect to the properties which are the subject of the Leases.

     F. To reflect the foregoing modifications and to further enhance the relationships between them, the MSH Parties and OPCO Parties desire to amend the Agreement in certain respects.

     NOW, THEREFORE, the parties agree as follows:

     1. This Amendment shall become effective upon the effective date of the assignment of the Leases to Leasing and the execution and delivery of the Management Agreements.

     2. All capitalized terms used in this Amendment and not otherwise defined, shall have the meanings set forth in the Agreement as such meanings may be modified hereby.

     3. The introductory paragraph and Section 1 of the Agreement are amended in the following respects:

     (a) The term "MSH Parties" shall mean MSH, MSH OP, Leasing and any other TRS that may be formed by MSH now or hereafter, collectively.

     (b) The term "Tenant Opportunity" shall be deleted from the Agreement. Wherever such term is used in the Agreement, it shall be deemed deleted and the term "Management Opportunity" shall be inserted in its place.

     (c) The definition of the term "REIT Opportunity" shall be amended to read in its entirety as follows:

          "REIT Opportunity" means a direct or indirect opportunity to invest in real estate or hotel properties, real estate mortgages, real estate derivatives, or entities that invest primarily in or have a substantial portion of their assets in the aforementioned types of real estate assets; provided that a REIT Opportunity shall not include any Excluded REIT Opportunity.

     (d)  The following definitions are added to Section 1 of the Agreement:

          "Brand" shall mean a trade name and any associated trademarks, logos, service marks, software, methods of doing business, and other intellectual property (collectively, a "System") under which fifty (50) or more hotels, resorts, golf courses, conference centers or other hospitality properties are then operated.

          "Brand Owner" shall mean the owner of a Brand or its Controlled Affiliate.

          "Branded Third Party Property" shall mean any property managed and operated as a Brand by a Brand Owner other than OPCO or its Controlled Affiliate.

          "Excluded REIT Opportunity" shall mean (a) the acquisition of, or investment, direct or indirect, in any hotel, resort, golf course, conference center or other hospitality property with respect to which OPCO delivers to MSH, at least thirty (30) days prior to the making of the acquisition or investment, a certificate reasonably satisfactory to MSH stating that OPCO intends to operate such property as an OPCO Branded Property within two (2) years after the acquisition or investment and is financially and legally capable of doing so and (b) the development of any hotel, resort, golf course, conference center or other hospitality property on any land (i) owned or leased by OPCO or its Controlled Affiliates on [the effective date of this Amendment], (ii) subject to an option to purchase or lease in favor of OPCO or its Controlled Affiliate on the effective date of this Amendment or (iii) acquired by OPCO or its Controlled Affiliate after the effective date of this Amendment and after having afforded the MSH Parties the opportunity pursuant to Section 2 of this Agreement.

          "Excluded Management Opportunity" shall mean the opportunity to become the manager of a property where (a) the MSH Parties determine, in their sole discretion, to operate the property as a Branded Third Party Property and to engage as manager the applicable Brand Owner, (b) at the time of acquisition of the applicable property, the property is encumbered by a management agreement which is either not terminable or may be terminated only upon payment of a termination fee to the manager unless OPCO shall agree, within twenty
     (20) days after notice of the proposed transaction, to pay such termination fee, or (c) at the time of acquisition of the applicable property, the property is subject to a leasehold estate held by a party other than MSH or its Controlled Affiliate If an Excluded Management Opportunity arises under the circumstances described in clause (a), (b) or (c) of the preceding sentence, then upon the termination or expiration (giving effect to any exercised renewal terms) of the applicable management agreement or lease, the opportunity to manage the property shall be deemed a Management Opportunity.

          "Management Opportunity" shall mean the opportunity to become the manager under a mutually agreed upon management arrangement of a property owned or to be acquired by the MSH Parties if the MSH Parties, in their sole discretion, determine that (i) consistent with MSH's status as a REIT, the MSH Parties are required to enter into such a management arrangement with an unaffiliated third-party for such property, including without limitation a hotel or similar type of facility and (ii) the OPCO Parties or a Controlled Affiliate of the OPCO Parties is qualified to be the manager based on experience in the industry and financial and legal qualifications; provided that a Management Opportunity shall not include any Excluded Management Opportunity.

          "OPCO Branded Property" shall mean any property operated under a Brand owned by OPCO or its Controlled Affiliate, provided that, for purposes of this definition only a Brand shall include a System under which there are five (5) or more hotels, resorts, golf courses, conference centers or other hospitality properties then being operated.

          "Permitted Development" shall mean the development of a property described in clause (b) of the definition of Excluded REIT Opportunity.

     4. Section 2(a) of the Agreement is amended by modifying the last sentence thereof to read as follows: "Notwithstanding the provisions set forth in this Section 2(a), the OPCO Parties may make a limited minority investment or contribution as part of a lease or management arrangement with a party that is not a Controlled Affiliate of the OPCO Parties in a bona fide arm's-length transaction; provided that such investment does not materially impact the OPCO Parties' financial and legal qualifications to manage properties owned by the MSH Parties and their Controlled Affiliates.

     5. Section 2 of the Agreement is amended by adding a paragraph (d) reading as follows:

          (d) If at any time during the term of this Agreement, the OPCO Parties desire to sell any OPCO Branded Property (which term shall include for purposes of this paragraph a controlling interest in any entity which may own such OPCO Branded Property), the OPCO Parties shall first deliver to the MSH Parties a written notice (the "Sale Notice") setting forth in reasonable detail the proposed purchase price and other material terms and conditions of the proposed sale. The MSH Parties shall have a period of twenty (20) days from and after its receipt of the Sale Notice to deliver to the OPCO Parties a written notice (the "Acceptance Notice") agreeing to purchase the OPCO Branded Property on the terms and conditions set forth in the Sale Notice, in which event the MSH Parties and the OPCO Parties shall consummate such sale on the terms and conditions set forth in the Sale Notice. In the event that the MSH Parties does not deliver an Acceptance Notice within such period then for a period of one year after the delivery of the Sale Notice, the OPCO Parties shall have the right to consummate the sale with a third party at a purchase price not less than 97.5% of the purchase price set forth in the Offer Notice and on such other terms which are not materially more favorable to the transferee than those set forth in the Offer Notice. If Owner shall fail to consummate any such sale within one year after the date of the Sale Notice and thereafter desires to sell the applicable OPCO Branded Property, then the OPCO Parties shall be required to deliver a new Sale Notice to the MSH Parties in accordance with the requirements of this Section 2(d).

     6. If any opportunity shall be deemed an Excluded REIT Opportunity by virtue of the delivery of a certificate of the OPCO Parties stating that OPCO intends to operate the applicable property as an OPCO Branded Property and (a) within two (2) years after the consummation by the OPCO Parties of the applicable acquisition or investment, the OPCO Parties have failed to operate the applicable property as an OPCO Branded Property or (b) the OPCO Parties shall fail to operate the applicable property as an OPCO Branded Property for a period of eighteen (18) months from the date the applicable property is first operated as such, then the OPCO Parties agree that for a period of five (5) years thereafter, the OPCO Parties shall not operate the applicable property under any Brand other than a Brand owned by the OPCO Parties.

     7. The OPCO Parties agree that they will not undertake any Permitted Development which is directly competitive with any property owned by the MSH Parties or their Controlled Affiliates which is located within a twenty-five
(25) mile radius of such property.

     8. Sections 5(a) and 5(b) of the Agreement are amended to read in their entirety as follows:

          (a) During the term of this Agreement, the OPCO Parties and the MSH Parties shall provide each other with such administrative, corporate, accounting, financial, insurance, legal, tax, data processing, human resources and operational services as the other Parties shall from time to time reasonably request if, in the case of the MSH Parties, providing such services does not materially affect the status of MSH as a REIT.

          (b) The Parties receiving any such services shall compensate the Parties providing them in an amount determined in good faith by the providing Parties as the amount an unaffiliated third party would charge for comparable services and shall reimburse the providing Parties for costs incurred and paid to third parties on behalf of the requesting Parties. Each of the respective Parties shall, on a monthly basis, provide the other Parties with a statement setting forth its charges for such services and the Parties shall reconcile and pay all such charges within twenty (20) days after delivery of the monthly statements.

     9. As amended hereby, the Agreement is ratified and shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                              MERISTAR HOSPITALITY CORPORATION

                              By:  ______________________________
                                   Name:  Christopher L. Bennett
                                   Title: Vice President, Legal & Secretary


                              MERISTAR HOSPITALITY OPERATING
                              PARTNERSHIP, L.P.

                              By: MeriStar Hospitality Corporation, its general partner

                              By:  ______________________________
                                   Name:  Christopher L. Bennett
                                   Title: Vice President, Legal & Secretary


                              MERISTAR HOTEL LESSEE, INC.

                              By:  ______________________________
                                   Name:  Christopher L. Bennett
                                   Title: Vice President, Legal & Secretary


                              MERISTAR HOTELS & RESORTS, INC.

                              By:  ______________________________
                                   Name:  Christopher L. Bennett
                                   Title: Vice President, Legal & Secretary


                              MERISTAR H&R OPERATING COMPANY, L.P.

                              By: MeriStar Hotels & Resorts, Inc., its general partner

                              By:  ______________________________
                                   Name:  Christopher L. Bennett
                                   Title: Vice President, Legal & Secretary